Exhibit 5.1

February 28, 2025
Globalstar, Inc.
1351 Holiday Square Blvd.
Covington, Louisiana 70433
Ladies and Gentlemen:
We have acted as counsel for Globalstar, Inc., a Delaware corporation (the “Company”), with respect to the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof in connection with the resale or distribution from time to time by the selling stockholders named in the Registration Statement of up to 1,964,214 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).
We have also participated in the preparation of a Prospectus (the “Prospectus”) relating to the Common Stock, which is contained in the Registration Statement to which this opinion is an exhibit.
In connection with the opinions hereinafter expressed, we have examined, among other things: (i) the Third Amended and Restated Certificate of Incorporation, as amended through the date hereof (the “Certificate”), and the Fifth Amended and Restated Bylaws of the Company (the “Bylaws”, and together with the Certificate, the “Governing Documents”), (ii) the Registration Statement and the Prospectus, (iii) originals, or copies certified or otherwise identified, of the records and minute books of the Company, as furnished to us by the Company, (iv) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company, and (v) such other documents and questions of law as we have deemed necessary or appropriate for purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.
In connection with the opinions hereinafter expressed, we have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will have complied with all applicable laws, and no stop order suspending its effectiveness will have been issued and remains in effect; (ii) one or more prospectus supplements, if required, will have been prepared and filed with the Commission; (iii) all Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement to the Prospectus; (iv) the certificates of the Common Stock, if any, will conform to the specimens thereof examined by us; and (v) each document submitted to us for review is accurate and complete and the information therein is true and correct, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.
Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.
This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We express no opinion as to any other law or any matter other than as expressly set forth above, express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation, and no opinion as to any other law or matter may be inferred or implied.

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We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Jones Walker LLP
Jones Walker LLP

2	Exhibit 5.1 – Globalstar, Inc.